Exhibit 4.2

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

NAME AND ADDRESS OF SHAREHOLDER	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
	A[●]	FROM	TO	US$0.0001
Deutsche Bank Trust Company Americas		A[●]	A[●]
60 Wall Street, New York, NY 10005, United States of America	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID

SHARE CERTIFICATE

OF

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

INCORPORATED IN THE CAYMAN ISLANDS

Authorised Capital: US$200,000 divided into 2,000,000,000 shares comprising of (i) 1,927,488,240 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 72,511,760 Class B Ordinary Shares of a par value of US$0.0001 each

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
		FROM	TO
Deutsche Bank Trust Company Americas	[●] (Class A Ordinary Shares)	A[●]	A[●]	A[●]

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR	DIRECTOR/SECRETARY

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE